SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 13, 2008
Date of Report (Date of earliest event reported)

BRITTON INTERNATIONAL INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-1336747
(Commission File Number)

47-0926548
(IRS Employer Identification Number)

725 Kendall Lane, Boulder City, Nevada 89005
(Address of principal executive offices)

(702) 293-3613
(Issuer’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On May 13, 2008, Britton International Inc. (“Britton’) entered into a letter of intent with CaliCo Entertainment Group, Inc. (“Calico’), a privately-held company with its corporate headquarters located in Reno, Nevada and its principal business operations in Santa Monica, California. The letter of intent outlines a business combination whereby Britton would acquire all of the issued and outstanding stock of Calico in exchange for 3,450,000 newly issued shares of Britton. Upon completion of the transaction, the shareholders of Calico would own approximately 5% of the issued and outstanding stock of Britton.

Calico is a “Hollywood” based, media/feature film/television finance and production company formed for the purpose of creating and distributing entertainment products.

The transaction is subject to Britton and the shareholders of Calico entering into a definitive agreement.  It is also contemplated by the letter of intent that the resulting company will be named Belltower Entertainment Corp. or a similar name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRITTON INTERNATIONAL INC.

By: /s/ Jacek Oscilowicz
Jacek Oscilowicz, Chief Executive Officer
Dated:  May 15, 2008